UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2014

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event

On June 13, 2014, Weyerhaeuser Real Estate Company (“WRECO”) completed the sale of $450 million principal amount of its 4.375% Senior Notes due 2019 (the “2019 notes”) and $450 million principal amount of its 5.875% Senior Notes due 2024 (the “2024 notes” and, together with the 2019 notes, the “notes”), in connection with its proposed combination with TRI Pointe Homes, Inc. (the “Company”). The notes were sold in a private debt offering to certain institutional investors pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

On June 16, 2014, the Company issued a press release announcing the completion of the sale of the notes, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press release dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Homes, Inc.

Date: June 16, 2014	By:	/s/ Bradley W. Blank
Bradley W. Blank
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated June 16, 2014